UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 31, 2007

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in FiscalYear.

On December 31, 2007, the Board of Directors of The Middleby Corporation (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”).  Sections 5.1 and 5.2 of the Bylaws were amended to provide that shares issued by the Company may be issued with or without certificates.  These amendments were made in response to the listing requirements of the Nasdaq Stock Market (the “NASDAQ”) that mandate that all NASDAQ-listed companies become eligible to participate in a direct registration system operated by a securities depository on and after January 1, 2008.

The description of the amendments to the Bylaws set forth above is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws of the Company, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

Exhibit 3.1	Second Amended and Restated Bylaws of The Middleby Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: January 4, 2008	By: /s/ Timothy J. FitzGerald
Timothy J. FitzGerald Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 3.1	Second Amended and Restated Bylaws of The Middleby Corporation.